UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On March 11, 2014, Baxano Surgical, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) whereby it agreed to sell $9,993,680 in aggregate principal amount of subordinated convertible debentures (the “Debentures”), together with warrants (the “Warrants”) to purchase 9,428,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in a private placement transaction (the “Private Placement Transaction”).

The three-year Debentures will be convertible into shares of Common Stock at an initial conversion price of $1.06 per share, for an aggregate of approximately 9,428,000 shares of Common Stock. The Debentures bear interest at a rate of 6% per annum, payable monthly in cash or, at the Company’s discretion provided certain conditions (“Equity Conditions”) are met each payment period, in shares of Common Stock at a price equal to 90% of a calculated market price per share. The five-year Warrants will be exercisable immediately upon issuance at an exercise price of $1.19 per share. The Warrants may be exercised cashlessly in the event they are not covered by a registration statement after the effectiveness deadline set forth in the Registration Rights Agreement (as defined below).

Upon the occurrence of an “Event of Default,” the interest rate on the Debentures increases to 15% and the Company can be required to redeem the Debentures in whole or in part in cash at 110% of the outstanding balance. Events of Default under each Debenture include:

•	Failure to file the Registration Statement (as defined below) or for it to be declared effective within specified time periods;

•	Lapse of the effectiveness or unavailability of the Registration Statement for specified time periods;

•	Suspension or removal from the NASDAQ Global Market or other permissible trading market for specified time periods;

•	Failure to timely deliver, or remove restrictive legends from, shares upon conversion of the Debentures or exercise of the Warrants;

•	Failure to pay principal, interest, late charges and other amounts due under the Debenture;

•	Certain events of bankruptcy or insolvency of the Company;

•	Judgments against the Company of over $1 million not covered by insurance;

•	Failure to make payment with respect to any indebtedness in excess of $500,000 to any third party or the occurrence of a default or event of default under any agreement binding the Company having a material adverse effect on the Company;

•	Breaches of representations, warranties or covenants included in any of the transaction documents related to the Private Placement Transaction; and

•	Any event occurs that would have a material adverse effect on the Company or its prospects.

The Debentures are subordinated to the Company’s credit facility from Hercules Technology Growth Capital, Inc. (“Hercules”) and, pursuant to a subordination agreement with Hercules (the “Subordination Agreement”), cash payments by the Company to the Purchasers under the transaction documents related to the Private Placement Transaction are subject to a $1.5 million cap for so long as the Hercules credit facility remains outstanding (with any amounts in excess of that cap to be held in abeyance for the Purchasers until the Hercules credit facility is no longer outstanding). In connection with obtaining Hercules’ consent for the Private Placement Transaction, we have agreed to pay Hercules a one-time non-refundable cash facility fee in the amount of $300,000, which will be payable on the earlier of the Closing Date or May 15, 2014.

The Debentures contain customary debt instrument covenants and representations, including limitations on the Company’s ability to:

•	Incur additional indebtedness, other than specified permitted indebtedness;

•	Incur specified liens, other than specified permitted liens;

•	Redeem, repurchase or declare cash dividends or cash distributions on its capital stock, subject to certain exceptions;

•	Make transfers of the Company’s assets in excess of $500,000 in any 12-month period, subject to certain exceptions; and

•	Engage in any material line of business substantially different from the lines of business currently conducted by the Company.

The Debentures also contain certain cross default provisions with respect to the Hercules credit facility. The Debentures contain no financial covenants.

For one year after the date of issuance, the conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment upon the issuance of any Common Stock or securities convertible into Common Stock below the then-existing conversion or exercise price, as applicable, subject to certain exceptions. In the event of certain change in control transactions, the holders of the Debentures and Warrants will be entitled to (i) receive upon conversion or exercise the same kind and amount of securities, cash or property which the holders would have received had they converted or exercised their Debentures or Warrants, as applicable, immediately prior to such transaction and (ii) have their securities assumed by the surviving entity. In addition, if such a transaction involves cash consideration, is a going private transaction, or involves securities not listed on the NYSE or NASDAQ, the holders of the Warrants will be entitled to have their Warrants repurchased at a calculated Black-Scholes value of such Warrants at any time within 60 days after the transaction. Subject to limited exceptions, the Company will not permit the conversion of the Debentures or exercise of the Warrants of any Purchaser, if after such conversion or exercise such Purchaser would beneficially own more than 4.99% of the outstanding shares of Common Stock.

The closing of the full amount of the Debentures and Warrants contemplated in the Private Placement Transaction is subject to stockholder approval of the proposed increase in the number of authorized shares of Common Stock and the Private Placement Transaction at the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”). The closing of the Private Placement Transaction is expected to occur within the five trading days following the date of the Annual Meeting (such date of closing, the “Closing Date”). If stockholder approval is not obtained, each Purchaser will be permitted to elect one (but not both) of the following: (i) to purchase Debentures in any amount up to and including that Purchaser’s initial commitment amount, while receiving no Warrants or (ii) to receive 10% of that Purchaser’s initial commitment amount in shares of Common Stock (the “Alternate Shares”), based on a price per share of 90% of a calculated market price on the date prior to the Annual Meeting. To the extent stockholder approval has not been obtained, the total issuances of Common Stock pursuant to the Private Placement will be subject to a cap of 19.99% of the Company’s pre-transaction outstanding Common Stock pursuant to NASDAQ rules.

Pursuant to the Securities Purchase Agreement, certain of the Company’s directors, executive officers, and other existing institutional investors must deliver voting agreements pursuant to which each such stockholder agrees to vote shares beneficially held by the stockholder in favor of increasing the number of authorized shares of Common Stock and in favor of the Private Placement Transaction at the Annual Meeting. Additionally, each director and executive officer of the Company is required to enter into a lock-up agreement covering the period of 30 days following the effectiveness of the Registration Statement (as defined below). The Company is also restricted from issuing equity or convertible debt until the earlier of 180 days after the Closing Date or 30 days after the effective date of the Registration Statement, subject to certain exceptions.

In connection with the Private Placement Transaction, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each Purchaser. Pursuant to the Registration Rights Agreement, the Company agreed to file a resale registration statement (the “Registration Statement”) with respect to the resale of the shares of Common Stock issuable in the Private Placement Transaction, not later than ten calendar days following the Closing Date and to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) not later than 30 calendar days after the Closing Day (or 60 calendar days following the Closing Date, if the SEC comments upon the Registration Statement).  If the Company is unable to timely satisfy such deadlines, it could incur liquidated damages of up to 12% of the offering proceeds.

The Company intends to use the net proceeds from the Private Placement Transaction primarily for the development and launch of its AvanceTM pedicle screw system and for other working capital and general corporate purposes.

The foregoing description is qualified in its entirety by the terms of the Debentures, Warrants, Securities Purchase Agreement, Registration Rights Agreement, and Subordination Agreement, the forms of which are incorporated herein by reference and attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02                Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Debentures, the Warrants and the shares of Common Stock issuable under the Debentures or the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Private Placement Transaction was a privately negotiated transaction that did not involve general solicitation, and the Purchasers are “accredited investors” as defined in Regulation D.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On March 13, 2014, the Board of Directors appointed Timothy M Shannon, who was previously serving as interim Chief Financial Officer, Treasurer and Secretary of the Company since September 2013, as the permanent Chief Financial Officer, Treasurer and Secretary of the Company, effective as of March 14, 2014.

In connection with Mr. Shannon’s appointment, his annual base salary was increased to $230,000 and his annual target cash bonus percentage under the Company’s 2014 Incentive Bonus Plan was set at 40% of his base salary. Mr. Shannon’s other compensation arrangements remain unchanged.

Departure of Vice President of Marketing

On March 12, 2014, Rick Feiler, Vice President of Marketing, resigned from his position with the Company, effective April 15, 2014, in order to pursue other business opportunities.

In connection with his resignation, Mr. Feiler and the Company entered into a General Release and Severance Agreement (the "Agreement") on March 14, 2014. Under the Agreement, Mr. Feiler is entitled to receive severance in the aggregate amount of $129,679.48, payable in equal installment payments in accordance with the Company’s payroll schedule in exchange for a standard release of claims. In addition, the Company will reimburse Mr. Feiler’s actual additional costs incurred for continued coverage under the Company's group medical and dental benefit plans under COBRA currently offered to and elected by Mr. Feiler through December 31, 2014. The compensatory arrangements afforded under the Agreement are in lieu of any other compensation or benefits to which Mr. Feiler otherwise might be entitled, including without limitation under his Employment Severance Agreement. The proposed Agreement also contains such confidentiality and non-disparagement provisions and other terms and conditions as are usual and customary for agreements of this type. With the exception of non-competition provisions therein, all of Mr. Feilers’s obligations under previously executed agreements and Company policies regarding confidentiality, nondisclosure, non-solicitation, intellectual property, and related matters will continue.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

Item 7.01                Regulation FD Disclosure

On March 11, 2014, the Company issued a press release announcing the execution of the Securities Purchase Agreement. The press release incorrectly stated that the Debentures will mature on March 11, 2017. A copy of the press release, as corrected, is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

On March 14, 2014, the Company issued a press release announcing changes to its executive management team. A copy of the press release is furnished herewith as Exhibit 99.2 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement

The Private Placement Transaction discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This report includes statements that are based on our current beliefs and assumptions. These statements constitute "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the pace of adoption of the Company’s product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of the Company’s continuing product development efforts, the effect on the Company’s business of existing and new regulatory requirements, the Company’s ability to close the contemplated Private Placement Transaction and to raise additional capital, the results of the stockholder votes to increase our authorized shares of Common Stock and to approve the issuance of Common Stock pursuant to the Private Placement Transaction, the Company’s ability to comply with its settlement agreement and Corporate Integrity Agreement with certain entities of the U.S. government, stockholder class action lawsuits, the price of the Company's Common Stock, the Company's ability to achieve revenue targets set forth it its credit facility and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this report and speak only as of the date of this report. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Private Placement Transaction described in the preliminary proxy statement on Schedule 14A filed by the Company on March 12, 2014. The Company will file a definitive proxy statement (when available) and other documents regarding the Private Placement Transaction described in this communication with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON MARCH 12, 2014 AND, WHEN AVAILABLE, THE COMPANY’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PRIVATE PLACEMENT TRANSACTION. The definitive proxy statement (when available) will be mailed to stockholders. Stockholders will be able to obtain a copy of the preliminary proxy statement, the definitive proxy statement (when available), and other relevant documents free of charge at the SEC’s website, http://www.sec.gov. The preliminary proxy statement, definitive proxy statement (when available), and other relevant documents will also be available, without charge, by directing a request by mail or telephone to the Company, Attn: Corporate Secretary, 110 Horizon Drive, Suite 230, Raleigh, NC 27615, by calling the Company at (919)800-0020, by emailing the Company at corporatesecretary@baxsurg.com, or from the Company’s website, www.baxanosurgical.com.

The Company and its directors, executive officers, certain members of management, and employees may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Private Placement Transaction. Stockholders may obtain additional information regarding the participants and their interests in the solicitation by reading the preliminary proxy statement on Schedule 14A filed by the Company on March 12, 2014 and the definitive proxy statement (when available).

Item 9.01                Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Subordinated Convertible Debenture (included as an exhibit to Exhibit 10.1)
4.2	Form of Warrant to Purchase Common Stock (included as an exhibit to Exhibit 10.1)
10.1	Form of Securities Purchase Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc. and the purchasers named therein
10.2	Form of Registration Rights Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc. and the purchasers named therein (included as an exhibit to Exhibit 10.1)
10.3	Subordination Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc., Hercules Technology Growth Capital, Inc., and the creditors named therein
10.4	General Release and Severance Agreement, dated March 14, 2014, between Baxano Surgical, Inc. and Rick Feiler
99.1	Press release, dated March 11, 2014 (as corrected)
99.2	Press release, dated March 14, 2014

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: March 14, 2014	By:	/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Subordinated Convertible Debenture (included as an exhibit to Exhibit 10.1)
4.2	Form of Warrant to Purchase Common Stock (included as an exhibit to Exhibit 10.1)
10.1	Form of Securities Purchase Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc. and the purchasers named therein
10.2	Form of Registration Rights Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc. and the purchasers named therein (included as an exhibit to Exhibit 10.1)
10.3	Subordination Agreement, dated March 11, 2014, by and among Baxano Surgical, Inc., Hercules Technology Growth Capital, Inc., and the creditors named therein
10.4	General Release and Severance Agreement, dated March 14, 2014, between Baxano Surgical, Inc. and Rick Feiler
99.1	Press release, dated March 11, 2014 (as corrected)
99.2	Press release, dated March 14, 2014